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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of PacWest Bancorp, a corporation organized under the laws of the State of Delaware (the "Corporation"), hereby constitutes and appoints Victor R. Santoro and Jared M. Wolff, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation's common stock, par value $0.01 per share, to be issued in connection with the acquisition of First California Financial Group, Inc. ("First California") in accordance with the terms of an Agreement and Plan of Merger dated as of November 6, 2012, by and between the Corporation and First California, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: December 7, 2012

Signature	Title

/s/ JOHN M. EGGEMEYER John M. Eggemeyer	Chairman of the Board of Directors
/s/ MATTHEW P. WAGNER Matthew P. Wagner	Chief Executive Officer and Director (Principal Executive Officer)
/s/ VICTOR R. SANTORO Victor R. Santoro	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ MARK N. BAKER Mark N. Baker	Director
/s/ CRAIG A. CARLSON Craig A. Carlson	Director
/s/ STEPHEN M. DUNN Stephen M. Dunn	Director

Signature	Title

/s/ BARRY C. FITZPATRICK Barry C. Fitzpatrick	Director
/s/ GEORGE E. LANGLEY George E. Langley	Director
/s/ SUSAN E. LESTER Susan E. Lester	Director
/s/ TIMOTHY B. MATZ Timothy B. Matz	Director
/s/ ARNOLD W. MESSER Arnold W. Messer	Director
/s/ DANIEL B. PLATT Daniel B. Platt	Director
/s/ JOHN W. ROSE John W. Rose	Director
/s/ ROBERT A. STINE Robert A. Stine	Director

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  Exhibit 24.1
POWER OF ATTORNEY